EXHIBIT 10.46

AMENDMENT TO SECURITY AGREEMENT

THIS AMENDMENT TO SECURITY AGREEMENT (this “Agreement”), dated as of July 30, 2003, is made by and among InSite Vision Incorporated, a Delaware corporation (the “Company”) and S. Kumar Chandrasekaran, Ph.D. (the “Original Holder”). This Agreement amends that certain Security Agreement dated as of July 15, 2003 between the Company and the Original Holder (the “Security Agreement”).

RECITALS.

WHEREAS, the Company wishes to issue additional promissory notes to certain lenders to the Company and to make the holders of such promissory notes party to the Security Agreement (each such promissory note, together with the promissory note in the principal amount of $400,000 issued to the Original Holder by the Company on July 15, 2003, a “Senior Note” and collectively, the “Senior Notes”);

WHEREAS, the Company and the Original Holder, as evidenced by their signatures to this Agreement, desire to amend the Security Agreement to provide for the issuance of additional Senior Notes, to provide that the holders of such Senior Notes be made a party to the Security Agreement, and to provide for certain other amendments to the Security Agreement;

NOW, THEREFORE, the Company and the Original Holder agree to the amend the first two opening paragraphs of the Security Agreement, make additions to Section 1 of the Security Agreement, add new Sections 21 – 23 to the Security Agreement, add a Form of Additional Counterpart signature page to the Security Agreement as Exhibit I, and add a schedule of Holders as of July 30, 2003 to reflect new Holders being added to the Security Agreement pursuant to this Agreement, all as follows:

1.	Modification to Opening Recitals. The first two opening recital paragraphs of the Security Agreement are amended in their entirety to read as follows:

“THIS SECURITY AGREEMENT (this “Agreement”), dated as of July 15, 2003, is made between InSite Vision Incorporated, a Delaware corporation (the “Company”), and the Holders set forth on Schedule I hereto or party to an Additional Counterpart hereof, as amended from time to time, and each of the other Holders of a Senior Note (together with their respective successors and assigns, the “Holders”).

In consideration of advances or other consideration provided by each Holder to the Company, the Company has issued from time to time and may now or hereafter issue from time to time to each Holder a promissory note in the principal amount set forth next to such Holder’s name on Schedule I hereto, as Schedule I may be deemed amended from time to time pursuant to this Agreement (each such note, as amended, restated, supplemented or modified from time to time, a “Senior Note” and collectively, the “Senior Notes”), evidencing such advances or other consideration, including all interest accruing thereon. The aggregate principal amount of the Senior Notes may not exceed $750,000 or such larger amount agreed by Requisite Holders (as defined herein) from time to time. Pursuant to the terms and conditions of this Agreement, the Company has granted to the Holders the security interests hereinafter provided to secure the obligations of the Company under the Senior Notes and this Agreement. By execution of a counterpart hereof, each Holder accepts the terms of its Senior Note and this Agreement.”

2.	General Amendments. Except as otherwise expressly noted herein, any place in the Security Agreement where there is a reference to “Holder” or “Holder’s”, such reference shall be amended to read “Holders” or “Holders’”, except where the context clearly requires otherwise.

3.	Additions to Section 1. Section 1 is amended to include the following definitions:

“ADDITIONAL COUNTERPART” has the meaning set forth in Section 20.

“MANAGING HOLDER” means (i) S. Kumar Chandrasekaran, Ph.D., or (ii) any other Holder that Required Holders may designate in writing after the date of this Agreement.

“REQUISITE HOLDERS” means Holders with an aggregate interest in the Senior Note Principal Amount equal to or greater than fifty-one percent (51%) thereof.

4.	Modifications to Section 1. The following definitions contained in Section 1 are amended in their entirety as follows:

The definition of “Permitted Liens” is amended to read:

““PERMITTED LIENS” means: (i) Liens in favor of the Holders; (ii) existing Liens (including without limitation leases and subleases) existing as of the date hereof and Liens incurred in connection with the extension, renewal or refinancing of the indebtedness or other obligations secured by such existing Liens; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with generally accepted accounting principles, provided the same does not have priority over any of the Holders’ Liens; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other similar Liens provided for by mandatory provisions of law and securing obligations either not delinquent or being contested in good faith by appropriate proceedings and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture thereof; (v) Liens consisting of deposits or pledges to secure the performance of bids, trade contracts, leases, public or statutory obligations, or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens upon or in any Equipment and the Proceeds thereof acquired or held by the Company to secure the purchase price of such Equipment or indebtedness or other obligations incurred solely for the purpose of financing or refinancing the acquisition of such Equipment; and (vii) other Liens approved in writing by Requisite Holders.”

The definition of “Secured Obligations” is amended to read:

““SECURED OBLIGATIONS” means the indebtedness, liabilities and other obligations of the Company to the Holders evidenced by the Senior Notes (together with all extensions or renewals thereof), including all unpaid principal thereunder, all interest accrued thereon (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations, whether or not a claim is allowed against the Company for such interest in the related bankruptcy proceeding), and all other amounts payable by the Company to any Holder thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and all obligations of every nature of the Company now or hereafter existing under this Agreement.”

The definition of “Senior Note” is amended to read:

““SENIOR NOTES” has the meaning set forth in the Recitals to this Agreement.”

The definition of “Senior Note Principal Amount” is amended to read:

““SENIOR NOTE PRINCIPAL AMOUNT” means the aggregate outstanding principal amount of the Senior Notes.”

5.	Modification of Section 10(c). Section 10(c) is amended in its entirety as follows:

(a) APPLICATION OF PROCEEDS. The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied (pro rata, as applicable) (i) first, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Notes) then due to the Managing Holder hereunder; (ii) second, to accrued and unpaid interest due the Holders under the Senior Notes on a pro rata basis; (iii) third, to principal due the Holders under the Senior Notes on a pro rata basis and (iv) fourth, to any fees, costs, expenses and other amounts (other than principal and interest under the Senior Notes) due to Holders under the Senior Notes on a pro rata basis. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Company or otherwise disposed of in accordance with the UCC or other applicable law. The Company shall remain liable to the Holders for any deficiency which exists after any sale or other disposition or collection of Collateral to the extent permitted by applicable law.

6.	Modifications to Section 3, Section 7, Section 8, and Section 9. In Section 3, Section 7, Section 8 and Section 9, “Holder” is replaced with “Managing Holder” except that: in Section 3(a), the last reference to “Holder’s security interest” shall be replaced with “Holders’ security interest”; in Section 3(b) the phrase “as pledge holder for, the Holder” shall be replaced with “as pledge agent for, the Holders”. Additionally, the first paragraph of Section 7 shall be amended to insert the phrase “, or in the name of the Holders or otherwise,” after the phrase “,in the name of the Company,”

7.	Modifications to Section 14. The caption title for Section 14 shall be amended to read “SECTION 14. COSTS AND EXPENSES” and Sections 14(b) and 14(c) shall be deleted in their entirety.

8.	Additions of Sections 21 – 23. The following Sections are added to the Security Agreement:

SECTION 22. SUBSEQUENT HOLDERS. The parties recognize that additional counterparts of this Agreement may be executed at different times in substantially the form of Exhibit I annexed hereto (each, an “Additional Counterpart”), upon the issuance of any Senior Notes to additional parties approved in writing by the Requisite Holders (each, a “Subsequent Holder”). Each Subsequent Holder, upon executing an Additional Counterpart to this Agreement, shall become a Holder hereunder and shall share in all the rights and obligations of the other Holders under this Agreement. All parties hereto agree to remain obligated hereunder with the execution of this Agreement or Additional Counterparts hereof by Subsequent Holders. All Holders need not re-execute this Agreement. Upon the issuance of a Senior Note to a Subsequent Holder, Schedule I hereto shall be deemed to be amended to include the name and address of such Subsequent Holder, the principal amount of the Senior Note held by such Subsequent Holder and the pro rata interest of each of the Holders in the Senior Note Principal Amount.

SECTION 23. ACTIONS FOR BENEFIT OF HOLDERS OF SENIOR NOTES. Any and all actions taken by the Managing Holder or Requisite Holders hereunder shall be for the benefit of the holders of the Senior Notes, PROVIDED, that any proceeds from the Collateral shall be applied as described in Section 10(c) above.

SECTION 24. LIABILITY AND INDEMNIFICATION OF MANAGING HOLDER.

(a) LIABILITY OF MANAGING HOLDER.

(i) The Managing Holder shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(ii) Before the Managing Holder acts or refrains from acting, it may consult with counsel of its selection and may require an officers’ certificate or an opinion of counsel. The Managing Holder shall not be liable for any action it takes or omits to take in good faith in reliance of such certificate or opinion.

(b) INDEMNIFICATION OF MANAGING HOLDER.

(i) No provision of this Agreement shall require the Managing Holder to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Agreement or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(ii) The Managing Holder shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders, pursuant to the provisions of this Agreement, unless such Holders shall have offered to the Managing Holder reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Company shall indemnify the Managing Holder and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claims, loss, damage, demand, fee, expense (including but not limited to reasonable compensation, disbursements and expenses of the Managing Holder’s agents and counsel), loss or liability incurred by them without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and their rights or duties hereunder including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

9.	Addition of Schedule I. The following Schedule I shall be added to the Security Agreement and deemed amended from time to time as new Holders become party to the Security Agreement:

SCHEDULE I

HOLDERS

AS OF

Name and Address:	Principal Amount of Senior Note	Pro Rata Interest in Senior Note Principal Amount:
TOTAL		100.00%

10.	Addition of Counterpart Signature Page. The following counterpart signature page shall be added as Exhibit I to the Security Agreement, to be completed as new Holders become party to the Security Agreement:

EXHIBIT I

[FORM OF ADDITIONAL COUNTERPART]

This ADDITIONAL COUNTERPART (this “Counterpart”), dated             , 200  , is delivered pursuant to Section 22 of Security Agreement referred to below. The undersigned hereby agrees that this Counterpart may be attached to the Security Agreement, dated as of July 15, 2003 (as it may be from time to time amended, restated, modified or supplemented, the “Agreement”; capitalized terms used herein not otherwise defined herein shall have the meanings ascribed therein), among InSite Vision Incorporated (the “Company”) and the other Holders party thereto. The Company has issued to the undersigned a Senior Note in the

aggregate principal amount of $            . The undersigned, by executing and delivering this Counterpart, hereby becomes a Holder under the Agreement in accordance with Section 22 thereof and agrees to be bound by all of the terms thereof.

[NAME OF ADDITIONAL HOLDER]

By:
Name:
Title:

[Address of Additional Holder]

ACKNOWLEDGED AND AGREED

THIS          OF             , 200  :

InSite Vision Incorporated

By:
Name:
Title:

11.	Effect of Amendment. Except as expressly modified by this Agreement, the Security Agreement shall remain unmodified and in full force and effect.

12.	Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of California without resort to that State’s conflict-of-laws rules.

14.	Counterparts. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

15.	Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Security Agreement.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

“COMPANY”		“ORIGINAL HOLDER”

INSITE VISION INCORPORATED, a Delaware corporation		S. KUMAR CHANDRASEKARAN, PH.D., an individual

By:	Name: Title:

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